EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Prospect Capital Corporation
New York, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (File No. 333-269714) of Prospect Capital Corporation of our reports dated September 8, 2023, relating to the consolidated financial statements and the effectiveness of Prospect Capital Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, P.C.
New York, New York
September 8, 2023